Exhibit 10.2
Dated April 9, 2008
BGP (UK) LIMITED
(as Chargor)
in favour of
PERSHING SQUARE CAPITAL MANAGEMENT, L.P.
(as Collateral Agent)

DEED OF CHARGE OVER SHARES

CONTENTS

CLAUSE		PAGE
1	Definitions and interpretation	1
2	Undertaking to pay	4
3	Security	4
4	Restrictions and further assurance	4
5	Charged Shares	5
6	General undertakings	7
7	Representations and warranties	7
8	Enforcement	10
9	Collateral Agent’s rights	10
10	Order of distributions	11
11	Limited recourse	11
12	Liability of Collateral Agent and Delegates	12
13	Power of Attorney	12
14	Protection of third parties	13
15	Saving provisions	13
16	Discharge of Security interest	16
17	Trust and Perpetuity Period	16
18	Enforcement expenses	17
19	Payments	17
20	Rights, waivers and determinations	18
21	Separate and independent obligations	19
22	Indemnities	19
23	Notices	19
24	Counterparts	20
25	Governing law	20
26	Jurisdiction	20
THE SCHEDULES

SCHEDULE		PAGE
SCHEDULE 1	Rights of Collateral Agent	21
SCHEDULE 2	Shares in Paperchase Products Limited and Borders Superstores (UK) Limited	23

THIS DEED OF CHARGE (this “Deed”) is dated April 9, 2008 and made between:
(1)	BGP (UK) LIMITED, a limited liability company incorporated under the laws of England and Wales (registered number 03434045), having its registered office at 100 New Bridge Street, London EC4V 6JA, England;

(the “Chargor”); and

(2)	PERSHING SQUARE CAPITAL MANAGEMENT, L.P., a limited partnership organized under the laws of Delaware, having its registered office at 888 Seventh Avenue, 29th Floor, New York, New York 10019, USA (the “Collateral Agent”, as trustee for and on behalf of the Lenders).
WHEREAS:
(A)	The Chargor is entering into this Deed in connection with the Loan Documents.

(B)	The board of directors of the Chargor is satisfied that entering into this Deed is for the purposes and to the benefit of the Chargor and its business.

(C)	The Collateral Agent and the Chargor intend this document to take effect as a deed.

(D)	The Collateral Agent holds the benefit of this Deed on trust for the Lenders on the terms and conditions of the Loan Documents.
IT IS AGREED as follows:
1	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Deed:

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration;

“Charged Assets” means the assets from time to time subject, or expressed to be subject, to the Charge or any part of those assets;

“Charge” means all or any of the Security created or expressed to be created by or pursuant to this Deed;

“Currency of Account” means the currency in which the relevant indebtedness is denominated or, if different, is payable;

“Delegate” means a delegate or sub-delegate appointed under Clause 9.2 (Delegation);

“Dividends” means, in relation to any Share, all present and future
(a)	dividends and distributions of any kind and any other sum received or receivable in respect of that Share,

(b)	rights, shares, money or other assets accruing or offered by way of redemption, bonus, option or otherwise in respect of that Share,

(c)	allotments, offers and rights accruing or offered in respect of that Share, and

(d)	other rights and assets attaching to, deriving from or exercisable by virtue of the ownership of, that Share;
“Enforcement Event” means an Event of Default or Default (as applicable) which has resulted in the Administrative Agent issuing a notice under Section 11.1 (Acceleration) of the Facility Agreement;

“Facility Agreement” means the Senior Secured Credit Agreement dated April 9, 2008, as amended from time to time, by and among (a) Borders Group, Inc., as Borrower, (b) Borders, Inc., Walden Book Company, Inc., BGP (UK) Limited, Borders Properties, Inc., Borders Online, LLC, Borders Fulfillment, Inc., Borders Online, Inc., all of foregoing in this clause (b), the Guarantors, (c) Pershing Square Credit Partners LLC and PSRH, Inc., as Lenders and (d) Pershing Square Capital Management, L.P. as Administrative Agent and as Collateral Agent;

“Insolvency Act” means the Insolvency Act 1986;

“LPA” means the Law of Property Act 1925;

“Paperchase” means Paperchase Products Limited, a limited liability company incorporated under the laws of England and Wales (registered number 03185938), having its registered office at 12 Alfred Place, London WC1E 7EB, England;

“Payment Obligations” means
(a)	the Obligations; and

(b)	all present and future moneys, debts and liabilities due, owing or incurred by the Chargor to any Lender under or in connection with this Deed (whether actual or contingent);
“Perfection Requirements” means the making of the appropriate registrations of this Deed with the Registrar of Companies pursuant to the relevant provisions of the Companies Act 1985;

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect;

“Shares” of the Chargor means
(a)	all of the shares in Paperchase and Superstores issued and outstanding at the date of this Deed described in Schedule 2 (Shares) and held by the Chargor;

(b)	all rights relating to any of those shares referred to in (a) above which are deposited with or registered in the name of, any depositary, custodian, nominee, clearing house or system, investment manager, chargee or other similar person or their nominee, in each case whether or not on a fungible basis (including any rights against any such person); and

(c)	all warrants, options and other rights to subscribe for, purchase or otherwise acquire any of those shares referred to in (a) above, in each case now or in the future owned by it or (to the extent of its interest) in which it now or in the future has an interest;

“Superstores” means Borders Superstores (UK) Limited, a limited liability company incorporated under the laws of England and Wales (registered number 03898929), having its registered office at 100 New Bridge Street, London EC4V 6JA, England; and

“VAT” means value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature.

1.2	Incorporation of defined terms

Unless a contrary indication appears, terms defined in the Facility Agreement have the same meaning in this Deed.

1.3	Construction

Any reference in this Deed to a “Loan Document” or any other agreement or instrument is a reference to that Loan Document or other agreement or instrument as amended, novated, supplemented, extended, restated (however fundamentally and whether or not more onerous) or replaced and includes any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under that Loan Document or other agreement or instrument;

An Enforcement Event is “continuing” if it has not been remedied or waived; and

With the exception of Sections 1.2(a), 1.2(g), 1.2(h) and 1.2(k), the other provisions in Section 1.2 (Rules of Interpretation) of the Facility Agreement apply to this Deed with all necessary changes.

1.4	Third Party Rights

A person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Deed.

2	UNDERTAKING TO PAY

2.1	Payment Obligations

The Chargor shall pay each of its Payment Obligations when due in accordance with its terms or, if they do not specify a time for payment, immediately on demand by the Collateral Agent.

2.2	Proportionate payment

Each sum appropriated by the Collateral Agent in accordance with the Loan Documents in or towards payment of a particular part of the Payment Obligations shall to the extent of that appropriation discharge the Borrower’s and the Chargor’s obligations in respect of that part of the Payment Obligations, both to any Lender to which the same is owed and to the Collateral Agent.

3	SECURITY

3.1	Charge of Shares

The Chargor, with full title guarantee and as continuing security for the payment of all the Payment Obligations, charges in favour of the Collateral Agent (as agent for and on behalf of the Lenders) by way of first fixed charge all of its rights, title, interest and benefit, present and future, in, under and to Shares and Dividends.

3.2	Share Certificates, etc.

The Chargor shall on the date of this Deed deliver to the Collateral Agent, or as the Collateral Agent directs, all certificates representing the Shares and transfers of the Shares executed with the name of the transferee in blank and shall promptly deliver to the Collateral Agent any other documents and do all such things relating to the Shares which the Collateral Agent requires.

4	RESTRICTIONS AND FURTHER ASSURANCE

4.1	Security

The Chargor shall not:

(a)	create nor permit to subsist Security over any Charged Asset, nor do anything else prohibited by Section 8.2 (Restrictions on Liens) of the Facility Agreement, except as permitted therein;

(b)	except as permitted in the Facility Agreement, sell, transfer and/or otherwise dispose of all or any part of the Charged Assets or the right to receive or to be paid the proceeds arising on the disposal of the same, or agree or attempt to do so; or

(c)	dispose of the equity of redemption in respect of all or any part of the Charged Assets.
4.2	Disposal

The Chargor shall not, nor shall it agree to, enter into a single transaction or a series of transactions (whether related or not and whether voluntary or involuntary) to sell, transfer or otherwise dispose of any Charged Asset, except (i) in the case of Dividends, as permitted by Clause 5.4 (Dividends before enforcement) or (ii) as permitted in the Facility Agreement.

4.3	Further assurance

The Chargor shall, at the cost of the Chargor and in such form as the Collateral Agent may require, promptly do whatever the Collateral Agent requires:
(a)	to perfect, preserve or protect the Charge or the priority of the Charge; or

(b)	to facilitate the realisation of the Charged Assets following the occurrence of an Enforcement Event or the exercise of any rights vested in the Administrative Agent or any Delegate, including:
(i)	while an Enforcement Event is continuing, executing any transfer, conveyance, charge, assignment or assurance of the Charged Assets (whether to the Collateral Agent or its nominees or otherwise);

(ii)	making any registration; and

(iii)	giving any notice, order or direction.
5	CHARGED SHARES

5.1	Acquisition

The Chargor shall promptly notify the Collateral Agent of:

(a)	its acquisition of, or agreement to acquire, any Shares; and

(b)	the declaration, payment, allotment, offer or issue of any Dividend.
5.2	Voting before enforcement

Subject to Clause 5.3 (Voting after enforcement), the Chargor shall be entitled to exercise or direct the exercise of the voting and other rights attached to any Share as it sees fit where:
(a)	it does so for a purpose not inconsistent with any Loan Document; and

(b)	the exercise of or failure to exercise those rights would not have an adverse effect on the value of the relevant Shares or the Charged Assets and would not otherwise materially prejudice the interests of any Lender under any Loan Document, and the Collateral Agent shall use its reasonable endeavours to comply or procure compliance with any directions of the Chargor in respect of the exercise of those rights and shall deliver to the Chargor any forms of proxy it reasonably requires in connection with that exercise.

5.3	Voting after enforcement

At any time while an Enforcement Event is continuing and the Collateral Agent has given notice to the Chargor:
(a)	the Collateral Agent shall be entitled to exercise or direct the exercise of the voting and other rights attached to any Share as it sees fit (acting reasonably); and

(b)	the Chargor shall comply or procure the compliance with any directions of the Collateral Agent in respect of the exercise of those rights and shall promptly execute and/or deliver to the Collateral Agent such forms of proxy as it reasonably requires with a view to enabling such person as it selects to exercise those rights.
5.4	Dividends before enforcement

Subject to Clause 5.5 (Dividends after enforcement), the Chargor is entitled to retain any cash income derived from his respective Shares and the Collateral Agent shall (or, as the case may be, ensure that its nominee shall) pay the same to the Chargor or as the Chargor may direct.

5.5	Dividends after enforcement

At any time while an Enforcement Event is continuing and the Collateral Agent has given notice to the Chargor the Collateral Agent (or, as the case may be, its nominee) shall be entitled to retain any Dividend received by it and apply the same as in discharge of the Payment Obligations.

5.6	Power of attorney

If any Shares are not held in the Chargor’s name other than pursuant to this Deed, the Chargor shall promptly deliver to the Collateral Agent an irrevocable power of attorney, expressed to be given by way of security for the performance of the covenants, conditions and obligations of the Chargor contained in this Deed and executed as a deed by the person in whose name that Share is held. That power of attorney shall appoint the Collateral Agent and each Delegate as the attorney of person in whose name that Share is held and shall be in such form as the Collateral Agent requires.

5.7	Communications

The Chargor shall promptly deliver to the Collateral Agent a copy of each circular, notice, report, set of accounts or other document received by it or its nominee pursuant to any statutory obligation to provide such circular, notice, report, set of accounts or other document in connection with any Share.

6	GENERAL UNDERTAKINGS

6.1	No prejudicial conduct

Save as permitted by the terms of the Facility Agreement, the Chargor shall not do, nor permit to be done, anything which could prejudice the Charge.

6.2	Perfection

The Chargor shall promptly comply with the Perfection Requirements relating to the Charge.

7	REPRESENTATIONS AND WARRANTIES

The Chargor makes the following representations and warranties to the Collateral Agent on the date of this Deed:

7.1	Status
(a) It is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation; and

(b) It has the power to own its assets and carry on its business as it is being conducted.
7.2	Binding obligations

The obligations expressed to be assumed by it in each Loan Document are legal, valid, binding and enforceable, subject to, in the case of this Deed, the Perfection Requirements and any legal reservations set out in the legal opinion of Baker & McKenzie dated the date of this Deed.

7.3	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Loan Documents do not and will not conflict with:
(a)	any law or regulation applicable to it;

(b)	its constitutional documents; or

(c)	any agreement or instrument binding upon it or any of its assets, nor (except for the Charge) result in the existence of, or oblige it to create, any Security over any of its assets.

7.4	Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Loan Documents to which it is a party and the transactions contemplated by those Loan Documents.

7.5	Validity and admissibility in evidence

All Authorisations required:
(a) to enable it lawfully to enter into, exercise its rights and comply with its obligations in this Deed;

(b) to make this Deed admissible in evidence in its jurisdiction of incorporation; and

(c) to enable it to create the Charge and to ensure that the Charge has and will have the priority and ranking which it is expressed to have,

have been obtained or effected and are in full force and effect save for the Perfection Requirements.

7.6	Governing law and enforcement

(a) Subject to any legal reservations set out in the legal opinion of Baker & McKenzie dated the date of this Deed, the choice of English law as the governing law of this Deed will be recognised and enforced in its jurisdiction of incorporation; and

(b) Subject to any legal reservations set out in the legal opinion of Baker & McKenzie dated the date of this Deed, any judgment obtained in England in relation to this Deed will be recognised and enforced in its jurisdiction of incorporation.

7.7	No default

(a) No Enforcement Event or event or circumstance which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Loan Documents or any combination of any of the foregoing) be an Enforcement Event is continuing, or might reasonably be expected to result from the entry into or performance of, or the transactions contemplated by, any Loan Document; and

(b) No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or to which its assets are subject which might have a Material Adverse Effect.

7.8	Ranking

(a) Subject to the Perfection Requirements, this Deed creates in favour of the Collateral Agent the Security which it is expressed to create fully perfected and with the ranking and priority it is expressed to have; and

(b) Without limiting paragraph (a) above, its Payment Obligations rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

7.9	No existing Security

Except for the Charge, no Security exists on or over the Charged Assets.

7.10	Share Capital

The Shares constitute approximately sixty-five (65) per cent. (through the Chargor’s direct and indirect holdings in Paperchase) of the issued share capital in Paperchase and, other than as disclosed in the Facility Agreement, no person has or is entitled to any conditional or unconditional option, warrant or other right to call for the issue or allotment of, or subscribe for, purchase or otherwise acquire any share capital of Paperchase or Superstores (including any right of pre-emption, conversion or exchange).

7.11	Repetition

Each of the representations and warranties in Clauses 7.1 (Status) to 7.4 (Power and authority), 7.6 (Governing law and enforcement) and 7.7 (No default) and 7.8 (Ranking) are deemed to be made by the Chargor by reference to the facts and circumstances then existing on the date of this Deed and the first day of each Interest Period under the Facility Agreement during the continuance of the Security created under this Deed.

8	ENFORCEMENT

8.1	When enforceable

As between the Chargor and the Collateral Agent, the Charge shall be enforceable and the powers conferred by Section 101 of the LPA, as varied and extended by this Deed, shall be exercisable, while an Enforcement Event is continuing.

8.2	Power of sale

The statutory power of sale, of appointing a receiver and the other statutory powers conferred on mortgagees by Section 101 of the LPA as varied and extended by this Deed shall arise on the date of this Deed.

8.3	Section 103 LPA

Section 103 of the LPA shall not apply to this Deed.

9	COLLATERAL AGENT’S RIGHTS

9.1	Rights of Collateral Agent

At any time while an Enforcement Event is continuing, whether or not the Collateral Agent shall have taken possession of the Charged Assets, the Collateral Agent shall have the rights set out in Schedule 1 (Rights of Collateral Agent).

9.2	Delegation

The Collateral Agent may delegate in any manner to any person any rights exercisable by the Collateral Agent under any Loan Document. Any such delegation may be made upon such terms and conditions (including power to sub-delegate) as the Collateral Agent thinks fit.

10	ORDER OF DISTRIBUTIONS

10.1	Application of proceeds

Subject to the Facility Agreement and Clause 5.4 (Dividends before enforcement), all amounts received or recovered by the Collateral Agent or any Delegate following the occurrence of an Enforcement Event and in exercise of their respective rights under this Deed shall, subject to the rights of any creditors having priority, be applied in the order provided in Clause 10.2 (Order of distributions).

10.2	Order of distributions

The order referred to in Clause 10.1 (Application of proceeds) is:
(a)	in or towards the payment of all costs, losses, liabilities and expenses of and incidental to the appointment of any Delegate and the exercise of any of his rights, including his remuneration and all outgoings paid by him;

(b)	in or towards the payment of the Obligations in accordance with Section 11.3 of the Facility Agreement;

(c)	in or towards the payment of the Payment Obligations (other than Obligations) in accordance with Clause 2 (Undertaking to pay); and

(d)	in payment of any surplus to the Chargor or other person entitled to it.
11	LIMITED RECOURSE

The Collateral Agent on behalf of each Lender agrees that, for purposes of this Deed, the Chargor shall be liable for any claims any Lender may have against the Borrower only to the extent of the Charged Assets and any proceeds derived therefrom, and accordingly the liability of the Chargor under this Deed shall not exceed and shall be limited to an amount equal to that received by the Collateral Agent as a result of the enforcement of the Security granted by the Chargor pursuant to this Deed. Any claim remaining unsatisfied after the realisation of the Security created under this Deed and the application of the proceeds thereof in accordance with the terms of the Loan Documents shall be extinguished and thereafter the Lenders shall have no further claim against the Chargor; provided that the foregoing shall not in any way limit the Chargor’s obligations in its capacity as Guarantor under the Facility Agreement.

12	LIABILITY OF COLLATERAL AGENT AND DELEGATES

12.1	Possession

If the Collateral Agent or any Delegate takes possession of the Charged Assets, it or he may at any time relinquish possession thereof.

12.2	Collateral Agent’s liability

Neither the Collateral Agent nor any Delegate shall (either by reason of taking possession of the Charged Assets or for any other reason and whether as mortgagee in possession or otherwise) be liable to the Chargor, any Lender or any other person for any costs, losses, liabilities or expenses relating to the realisation of any Charged Assets or from any act, default, omission or misconduct of the Collateral Agent, any Delegate or their respective officers, employees or agents in relation to the Charged Assets or in connection with the Loan Documents except to the extent caused by its or his own gross negligence or wilful misconduct.

13	POWER OF ATTORNEY

13.1	Appointment

The Chargor by way of security irrevocably appoints the Collateral Agent and every Delegate severally its attorney (with full power of substitution), on its behalf and in its name or otherwise, at such time and in such manner as the attorney thinks fit:
(a)	to do anything which the Chargor is obliged to do (but has not done) under the terms of this Deed (including to execute charges over, transfers, conveyances, assignments and assurances of, and other instruments, notices, orders and directions relating to, the Charged Assets); and

(b)	to exercise any of the rights conferred on the Collateral Agent or any Delegate in relation to the Charged Assets or under this Deed, the LPA or the Insolvency Act.
13.2	Ratification

The Chargor ratifies and confirms and agrees to ratify and confirm whatever any such attorney shall do in the exercise or purported exercise of the power of attorney granted by it in Clause 13.1 (Appointment).

14	PROTECTION OF THIRD PARTIES

14.1	No duty to enquire

No person dealing with the Collateral Agent, any Lender or any Delegate shall be concerned to enquire:
(a)	whether the rights conferred by or pursuant to any Loan Document are exercisable;

(b)	whether any consents, regulations, restrictions or directions relating to such rights have been obtained or complied with;

(c)	otherwise as to the propriety or regularity of acts purporting or intended to be in exercise of any such rights; or

(d)	as to the application of any money borrowed or raised.
14.2	Protection to purchasers

All the protection to purchasers contained in Sections 104 and 107 of the LPA, Section 42(3) of the Insolvency Act or in any other applicable legislation shall apply to any person purchasing from or dealing with the Collateral Agent, any Lender or any Delegate.

15	SAVING PROVISIONS

15.1	Continuing Security Interest

Subject to Clause 16 (Discharge of Security Interest), the Charge is continuing Security and will extend to the ultimate balance of the Payment Obligations, regardless of any intermediate payment or discharge in whole or in part.

15.2	Reinstatement

If any payment by the Chargor or any discharge given by a Lender (whether in respect of the obligations of the Borrower or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:
(a)	the liability of the Chargor and the Charge shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

(b)	each Lender shall be entitled to recover the value or amount of that security or payment from the Chargor, as if the payment, discharge, avoidance or reduction had not occurred.

15.3	Waiver of defences

Neither the obligations of the Chargor under this Deed nor the Charge will be affected by an act, omission, matter or thing which, but for this Clause 15 (Saving Provisions), would reduce, release or prejudice any of its obligations under any Loan Document (without limitation and whether or not known to it or any Lender) including:
(a)	any time, waiver or consent granted to, or composition with, the Borrower or other person;

(b)	the release of the Borrower or any other person under the terms of any composition or arrangement with any creditor of the Borrower;

(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce any rights against, or security over assets of, the Borrower or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of the Borrower or any other person;

(e)	any amendment (however fundamental) or replacement of a Loan Document or any other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Loan Document or any other document or security; or

(g)	any insolvency or similar proceedings; or

(h)	any postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligation of the Borrower or other person under any Loan Document resulting from any insolvency, liquidation or dissolution proceedings or from any law, regulation or order.
15.4	Immediate recourse

The Chargor waives any right it may have of first requiring any Lender (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Chargor under this Deed. This waiver applies irrespective of any law or any provision of a Loan Document to the contrary.

15.5	Appropriations

Until all the Payment Obligations have been irrevocably paid in full and all facilities which might give rise to such Payment Obligations have terminated, each Lender (or any trustee or agent on its behalf) may:
(a)	refrain from applying or enforcing any other moneys, security or rights held or received by that Lender (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Chargor shall not be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any monies received from the Chargor or on account of the Chargor’s liability under this Deed.
15.6	Deferral of Chargor’s rights

Until all the Payment Obligations have been irrevocably paid in full and all facilities which might give rise to such Payment Obligations have been terminated and unless the Collateral Agent otherwise directs, the Chargor shall not exercise any rights which it may have by reason of performance by it of its obligations under the Loan Documents:
(a)	to be indemnified by the Borrower;

(b)	to claim any contribution from any other chargor or any other guarantor of the Borrower’s obligations under the Loan Documents; and/or

(c)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Lenders under the Loan Documents or of any guarantee or other Security taken pursuant to, or in connection with, the Loan Documents by any Lender.
15.7	Additional Security

The Charge is in addition to and is not in any way prejudiced by any other guarantees or Security now or subsequently held by any Lender.

15.8	Tacking

Each Lender shall comply with its obligations under the Loan Documents.

16	DISCHARGE OF SECURITY INTEREST

16.1	Final redemption

Subject to Clause 16.2 (Retention of Security), (i) if the Collateral Agent is satisfied that all the Payment Obligations have been irrevocably paid or discharged in full and that all facilities which might give rise to such Payment Obligations have been terminated or repaid or (ii) the Charged Assets are sold as permitted in the Facility Agreement, the Collateral Agent shall at the request and cost of the Chargor release, reassign or discharge (as appropriate) the Charged Assets from the Charge.

16.2	Retention of Security

If the Collateral Agent, acting reasonably, considers that any amount paid or credited to any Lender under any Loan Document is capable of being avoided or otherwise set aside, that amount shall not be considered to have been paid for the purposes of determining whether all the Payment Obligations have been irrevocably paid.

16.3	Consolidation

Section 93 of the LPA shall not apply to the Charge.

17	TRUST AND PERPETUITY PERIOD

17.1	Trust

The Collateral Agent holds the security constituted by this Deed on trust for the Lenders on the terms and conditions contained in this Deed, and in particular, Section 12 of the Facility Agreement.

17.2	Perpetuity period

Without prejudice to Section 12 of the Facility Agreement, the Collateral Agent shall not have any duty and shall not be bound to:
(a)	account to any Lender for any sum or profit element of any sum received by it for its own account;

(b)	ensure that any payment or other financial benefit in respect of any of the Charged Assets is duly and punctually paid, received or collected;

(c)	ensure the taking up of any (or any offer of any) stocks, shares, rights, moneys or other property accruing or offered at any time by way of interest, dividend, redemption, bonus, rights, preference, option, warrant or otherwise in respect of any of the Charged Assets; or

(d)	insure any property or to require any other person to maintain any such insurance and shall not be responsible for any loss which may be suffered by any person as a result of the lack of or inadequacy or insufficiency of any such insurance.
Nothing in this Deed constitutes the Collateral Agent as a trustee or fiduciary of any other person. The rights, powers and discretions conferred upon the Collateral Agent by this Deed shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Collateral Agent by general law or otherwise. Section 1 of the Trustee Act 2000 shall not apply to that trust. In the case of any inconsistency with the Trustee Act 2000, the terms of this Deed and the Facility Agreement shall constitute a restriction or exclusion for the purposes of that Act. The perpetuity period under the rule against perpetuities, if applicable hereto, shall be the period of eighty years from the date of the Facility Agreement.
18	ENFORCEMENT EXPENSES

The Chargor shall, within three Business Days of a demand by the Collateral Agent, pay to the Collateral Agent the amount of all costs, losses, liabilities and expenses (including legal expenses and including any stamp tax duty, stamp tax duty reserve tax, registration or other similar taxes) incurred by any Lender or any Delegate in relation to any Loan Document (including the administration, protection, realisation, enforcement or preservation of any rights under or in connection with this Deed, or any consideration by the Collateral Agent as to whether to realise or enforce the same, and/or any amendment, waiver, consent or release of any Loan Document and/or any other document referred to in this Deed).

19	PAYMENTS

19.1	Demands

Any demand for payment made by any Lender shall be valid and effective even if it contains no statement of the relevant Payment Obligations or an inaccurate or incomplete statement of them.

19.2	Payments

All payments by the Chargor under this Deed (including damages for its breach) shall be made in the Currency of Account and to such account, with such financial institution and in such other manner as the Collateral Agent may direct. All amounts payable by the Chargors under this Deed are exclusive of any VAT. The

Chargors will, in addition to all such amounts, pay any applicable VAT on those amounts.

19.3	Continuation of accounts

At any time after:
(a)	the receipt by any Lender of notice (either actual or otherwise) of any subsequent Security affecting the Charged Assets of the Chargor; or

(b)	the presentation of a petition or the passing of a resolution in relation to the dissolution or winding-up of the Chargor;
any Lender may open a new account in the name of the Chargor with that Lender (whether or not it permits any existing account to continue). If that Lender does not open such a new account, it shall nevertheless be treated as if it had done so when the relevant event occurred. No monies paid into any account, whether new or continuing, after that event shall discharge or reduce the amount recoverable pursuant to any Loan Document to which the Chargor is party.

20	RIGHTS, WAIVERS AND DETERMINATIONS

20.1	Ambiguity

Where there is any ambiguity or conflict between the rights conferred by law and those conferred by or pursuant to any Loan Document, the terms of that Loan Document shall prevail.

20.2	Exercise of rights

No failure to exercise, nor any delay in exercising, on the part of any Lender or Delegate, any right or remedy under any Loan Document shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in the Loan Documents are cumulative and not exclusive of any rights or remedies provided by law.

20.3	Determinations

Any determination by, or certificate of, any Lender or any Delegate under any Loan Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

21	SEPARATE AND INDEPENDENT OBLIGATIONS

The Security created by the Chargor by or in connection with any Loan Document is separate from and independent of the Security created or intended to be created by any other chargor by or in connection with any other Loan Document.

22	INDEMNITIES

22.1	Environmental indemnity

The Chargor shall indemnify each Lender against any and all costs, losses, liabilities or expenses, together with any associated taxes, incurred by such Lender arising (directly or indirectly) out of or in connection with any breach or potential breach of or liability (whether civil and/or criminal) under any Environmental Law arising out of or in connection with the Collateral Agent becoming the holder of Shares in accordance with the provisions of this Deed.

22.2	Indemnities separate

Each indemnity in each Loan Document shall:
(a)	constitute a separate and independent obligation from the other obligations in that or any other Loan Document;

(b)	give rise to a separate and independent cause of action;

(c)	apply irrespective of any indulgence granted by any Lender;

(d)	continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any Payment Obligation or any other judgment or order; and

(e)	apply whether or not any claim under it relates to any matter disclosed by the Chargor or otherwise known to any Lender.
23	NOTICES

23.1	Communications in writing

Any communication to be made under or in connection with this Deed shall be made in writing and, unless otherwise stated, may be made by fax or letter.

23.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each party for any communication or document to be made or delivered under or in connection with this Deed is:

(a)	in the case of the Collateral Agent, that identified on the signature pages of this Deed;

(b)	in the case of the Chargor, that identified on the signature pages of this Deed;

(c)	in the case of the Borrower, that identified in Section 14.6(a) of the Facility Agreement;

(d)	in the case of the Administrative Agent, that identified in Section 14.6(b) of the Facility Agreement; and

(e)	in the case of each Lender, that identified in Section 14.6(c) of the Facility Agreement, or any substitute address, fax number or department or officer as the party may notify to the Administrative Agent (or as the Administrative Agent may notify to the other parties, if a change is made by the Administrative Agent) in accordance with Section 14.6 of the Facility Agreement.

23.3	Delivery
(a)	Any communication or document made or delivered by one person to another under or in connection with this Deed will be effective in accordance with Section 14.6 of the Facility Agreement; and

(b)	All notices from or to the Borrower shall be sent through the Administrative Agent.
24	COUNTERPARTS

This Deed may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Deed.

25	GOVERNING LAW

This Deed shall be governed by, and construed in accordance with, English law.

26	JURISDICTION

The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed (including a dispute regarding its existence, validity or termination).

IN WITNESS WHEREOF this Deed has been duly delivered on the date stated at the beginning of this Deed.

SCHEDULE 1
Rights of Collateral Agent
At any time while an Enforcement Event is continuing, the Collateral Agent shall have the right, either in its own name or in the name of the Chargor or otherwise and in such manner and on such terms and conditions as the Collateral Agent thinks fit, and either alone or jointly with any other person:
(a)	Enter into possession

to take possession of and collect the Charged Assets and to require payment to it of all Dividends;

(b)	Deal with Charged Assets

to sell, transfer, assign, exchange or otherwise dispose of or realise the Charged Assets to any person either by public offer or auction, tender or private contract and for a consideration of any kind (which may be payable or delivered in one amount or by instalments spread over a period or deferred);

(c)	Borrow money

to borrow or raise money either unsecured or on the security of the Charged Assets (either in priority to the Charge or otherwise);

(d)	Claims

to settle, adjust, refer to arbitration, compromise and arrange any claims, accounts, disputes, questions and demands with or by any person who is or claims to be a creditor of the Chargor or relating to the Charged Assets;

(e)	Legal actions

to bring, prosecute, enforce, defend and abandon actions, suits and proceedings in relation to the Charged Assets or any business of the Chargor in any way relating to this Charge;

(f)	Redemption of Security

to redeem any Security (whether or not having priority to the Charge) over the Charged Assets and to settle the accounts of any person with an interest in the Charged Assets;

(g)	Rights of ownership

to exercise and do (or permit the Chargor or any nominee of the Chargor to exercise and do) all such rights and things as the Collateral Agent would be capable of exercising or doing if it were the absolute beneficial owner of the Charged Assets; and

(h)	Other powers

to do anything else it may think fit for the realisation of the Charged Assets or incidental to the exercise of any of the rights conferred on the Collateral Agent under or by virtue of any Loan Document to which the Chargor is party, the LPA or the Insolvency Act.

SCHEDULE 2
shares in paperchase products limited

BGP (UK) Limited	14,724 shares
shares in borders superstores (uk) limited

BGP (UK) Limited	42,300,000 shares

SIGNED as a DEED by BGP (UK) Limited
acting by	Edward W. Wilhelm,	a Director and	/s/ Edward W. Wilhelm

	Edward Jackson,	a Director/the Secretary	/s/ Edward Jackson

Address	100 Phoenix Dr.
Ann Arbor, MI 48108

Fax No	734-477-1370

Attention	Edward W. Wilhelm

SIGNED as a DEED by Pershing Square Capital
Management, L.P. (as the Collateral Agent)
acting by PS Management GP, LLC, the General Partner,
acting by William A. Ackman, the Managing Member,
/s/ William A. Ackman

and Roy J. Katzovicz, the General Counsel /s/ Roy J. Katzovicz

Address	888 Seventh Avenue, 29th Floor

New York, New York 10019

Fax No

Attention	William A. Ackman